Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman | Matt Sheldon
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD Reports Fiscal 2016 Third Quarter and Year-to-Date Financial Results

SANTA BARBARA, Calif. – November 24, 2015 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturing companies, today reported financial results for the fiscal 2016 third quarter and first nine months ended October 31, 2015.

Total revenue was $68.0 million for the fiscal 2016 third quarter, compared with $74.0 million for the fiscal 2015 third quarter.  Currency had a $4.9 million negative impact on fiscal 2016 third quarter total revenue.  On a constant currency basis, total revenue declined less than 2 percent compared with the prior-year period.

Additional fiscal 2016 third quarter financial results, compared with last year’s third fiscal quarter include:
•	Subscription revenue of $9.7 million, up from $7.7 million. Subscription revenue increased approximately 30 percent in constant currency. Currency had an approximate $300,000 negative impact on subscription revenue.
•	License revenue of $6.4 million, compared with $8.6 million. Currency had an approximate $500,000 negative impact on license revenue.
•	Professional services revenue of $18.6 million, versus $22.6 million. Currency had an approximate $1.7 million negative impact on professional services revenue.
•	Maintenance and other revenue of $33.4 million, compared with $35.0 million. Currency had an approximate $2.4 million negative impact on maintenance and other revenue.
•	GAAP net income of $2.6 million, or $0.14 per diluted Class A share and $0.12 per diluted Class B share, compared with $5.1 million, or $0.31 per diluted Class A share and $0.27 per diluted Class B share. Diluted weighted average Class A shares outstanding increased 21 percent year-over-year.
•	Non-GAAP net income (defined as GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments) of $4.4 million, or $0.24 per diluted Class A share and $0.20 per diluted Class B share, compared with $6.4 million, or $0.40 per diluted Class A share and $0.34 per diluted Class B share.

“QAD met its profit plan for the third quarter, reflecting the company’s expense structure and resource management, despite a decline in revenue.  We met our subscription revenue guidance, expanded subscription margins, and are on track to meet our growth expectations for subscription revenue for the full year,” said Karl Lopker, Chief Executive Officer of QAD Inc.  “Going into the fourth quarter, our new business funnel is strong, especially in the Cloud, and our new User Experience is being very well received by our customers.  We see many opportunities to drive activity in the year ahead.”

QAD Inc.
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Gross profit for the fiscal 2016 third quarter totaled $37.0 million, or 54 percent of total revenue, versus $40.9 million, or 55 percent of total revenue, for the fiscal 2015 third quarter.

Total operating expenses amounted to $33.6 million, or 49 percent of total revenue, for the third quarter of fiscal 2016, compared with $35.0 million, or 47 percent of total revenue, for the same period last year.

Operating income for the third quarter of fiscal 2016 was $3.5 million, which included $1.9 million in stock compensation expense.  Operating income for the third quarter of fiscal 2015 was $5.9 million, which included $1.2 million in stock compensation expense.  The increase in stock compensation expense related primarily to a higher stock price.

For the first nine months of fiscal 2016, total revenue was $208.6 million, compared with $215.5 million for the same period one year ago.  Currency had a $15.9 million negative impact on fiscal 2016 year-to-date total revenue.  On a constant currency basis, total revenue grew 4 percent from the first nine months of fiscal 2015.  The company reported GAAP net income of $4.8 million, or $0.25 per diluted Class A share and $0.21 per diluted Class B share, for the first nine months of fiscal 2016, versus $6.0 million, or $0.37 per diluted Class A share and $0.31 per diluted Class B share, for the first nine months of fiscal 2015.  Non-GAAP net income was $9.6 million, or $0.51 per diluted Class A share and $0.43 per diluted Class B share, for the nine months ended October 31, 2015, compared with $9.9 million, or $0.61 per diluted Class A share and $0.52 per diluted Class B share, for the same period in fiscal 2015.

QAD’s cash and equivalents balance rose to $126.6 million at October 31, 2015, up from $120.5 million at January 31, 2015 and $71.4 million at October 31, 2014.  Cash provided by operations for the fiscal 2016 year-to-date period was $9.2 million, compared with $5.0 million for the fiscal 2015 year-to-date period.

Fiscal 2016 Third Quarter Operational Highlights:
•	Received orders from 14 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including two orders in excess of $1.0 million;
•	Received license or cloud orders from companies across QAD’s six vertical markets, including: Acclarent Inc., a division of Johnson & Johnson, CoorsTek, Inc., Denso Corporation, Electrium Sales Limited, a division of Siemens AG, Elizabeth Arden Inc., Johnson Controls, Lear Corporation, Saint-Gobain SA, Samvardhana Motherson, Theranos, Inc., TRW Automotive, Vulcan Group, Wander AG, a division of Associated British Foods, and Yanfeng Visteon;
•	Launched several new innovations for QAD Cloud ERP and QAD Enterprise Applications 2015, including a more effective User Experience and internationalization enhancements;
•	Expanded Dell Boomi partnership to enhance QAD’s cloud implementations;
•	Celebrated DynaSys’ 30th anniversary of demand and supply chain planning; and
•	Subsequent to the end of the quarter, held its annual EMEA customer conference and solutions expo.

Business Outlook
For fiscal 2016, QAD expects:
•	Total revenue of approximately $279 million, including approximately $38 million of subscription revenue.
•	Stock compensation expense of approximately $7.6 million.

QAD Inc.
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•	GAAP earnings per share of approximately $0.36 per diluted Class A share and $0.30 per diluted Class B share.
•	Non-GAAP earnings per share of approximately $0.68 per diluted Class A share and $0.57 per diluted Class B share.

Calculation of Earnings Per Share
EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2016 Third Quarter Conference Call

When:	Tuesday, November 24, 2015
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9960 (international)
Replay:	Accessible through midnight December 2, 2015
800-475-6701 (domestic); 320-365-3844 (international); passcode 370878
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures
QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for the third quarter and first nine months of fiscal 2016 and fiscal 2015.  These are non-GAAP financial measures as defined by SEC Regulation G.  QAD defines the non-GAAP measures as follows:
•	Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.
•	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
•	Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments.
•	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers.  The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.  A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD Inc.
4-4-4

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of net interest expense, income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations.  Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations.  The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions.  QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters.  QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations.  The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Income tax adjustments: Beginning in fiscal 2016, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency.  When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap.  The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates.  The non-GAAP tax rate is 25%. The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur.  This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

QAD Inc.
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About QAD – The Effective Enterprise
QAD Inc. (NASDAQ:QADA) (NASDAQ:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise, or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000 or visit www.qad.com.

"QAD" is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the Company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company’s current expectations.  Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.   For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

QAD Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenue:
License fees	$6,350	$8,616	$21,761	$24,231
Subscription fees	9,659	7,710	28,223	20,344
Maintenance and other	33,395	35,029	100,611	107,225
Professional services	18,633	22,649	57,998	63,739
Total revenue	68,037	74,004	208,593	215,539
Cost of revenue:
License	827	1,217	2,728	3,270
Subscription	5,134	4,134	15,360	12,132
Maintenance and other	7,924	7,921	23,608	24,344
Professional services	17,120	19,799	54,035	57,975
Total cost of revenue	31,005	33,071	95,731	97,721
Gross profit	37,032	40,933	112,862	117,818
Operating expenses:
Sales and marketing	15,531	16,421	49,658	50,319
Research and development	10,193	10,152	31,440	32,249
General and administrative	7,676	8,295	24,719	26,464
Amortization of intangibles from acquisitions	165	176	495	535
Total operating expenses	33,565	35,044	106,312	109,567
Operating income	3,467	5,889	6,550	8,251
Other (income) expense:
Interest income	(80)	(56)	(224)	(169)
Interest expense	171	185	544	598
Other (income) expense, net	61	(164)	(471)	(56)
Total other (income) expense, net	152	(35)	(151)	373
Income before income taxes	3,315	5,924	6,701	7,878
Income tax expense	729	834	1,935	1,879
Net income	$2,586	$5,090	$4,766	$5,999

Diluted net income per share
Class A	$0.14	$0.31	$0.25	$0.37
Class B	$0.12	$0.27	$0.21	$0.31

Diluted Weighted Shares
Class A	16,308	13,487	16,208	13,474
Class B	3,286	3,265	3,283	3,270

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	October 31, 2015	January 31, 2015
Assets
Current assets:
Cash and equivalents	$126,621	$120,526
Accounts receivable, net	41,233	78,887
Deferred tax assets, net	8,597	9,313
Other current assets	13,162	14,799
Total current assets	189,613	223,525

Property and equipment, net	32,646	33,154
Capitalized software costs, net	1,733	2,485
Goodwill	10,706	10,911
Long-term deferred tax assets, net	10,515	9,680
Other assets, net	2,953	3,614

Total assets	$248,166	$283,369

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$417	$406
Accounts payable and other current liabilities	35,504	48,637
Deferred revenue	69,616	102,721
Total current liabilities	105,537	151,764

Long-term debt	14,364	14,680
Other liabilities	4,455	5,219

Stockholders' equity:
Common stock	21	20
Additional paid-in capital	193,836	185,546
Treasury stock	(18,816)	(22,977)
Accumulated deficit	(42,675)	(43,465)
Accumulated other comprehensive loss	(8,556)	(7,418)
Total stockholders' equity	123,810	111,706

Total liabilities and stockholders' equity	$248,166	$283,369

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended October 31,
	2015	2014

Net cash provided by operating activities	$9,235	$5,031

Cash flows from investing activities:
Purchase of property and equipment	(2,641)	(3,337)
Capitalized software costs	(70)	(115)
Net cash used in investing activities	(2,711)	(3,452)

Cash flows from financing activities:
Repayments of debt	(305)	(291)
Tax payments, net of proceeds, related to stock awards	(2,419)	(2,354)
Excess tax benefits from share-based payment arrangements	930	-
Payment of contingent liability associated with acquisitions	(750)	(471)
Cash dividends paid	(3,922)	(3,334)
Proceeds from issuance of common stock, net of issuance costs	8,365	-
Net cash provided by (used in) financing activities	1,899	(6,450)

Effect of exchange rates on cash and equivalents	(2,328)	298
Net increase (decrease) in cash and equivalents	6,095	(4,573)
Cash and equivalents at beginning of period	120,526	75,984
Cash and equivalents at end of period	$126,621	$71,411

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014

Total revenue	$68,037	$74,004	$208,593	$215,539

Net income	2,586	5,090	4,766	5,999
Add back:
Net interest expense	91	129	320	429
Depreciation	980	958	2,953	2,809
Amortization	455	483	1,363	1,467
Income taxes	729	834	1,935	1,879
EBITDA	$4,841	$7,494	$11,337	$12,583
Add back:
Non-cash stock-based compensation	1,881	1,209	5,618	3,794
Change in fair value of interest rate swap	187	214	(164)	321
Adjusted EBITDA	$6,909	$8,917	$16,791	$16,698
Adjusted EBITDA margin	10%	12%	8%	8%

Non-GAAP net income reconciliation

Net income	$2,586	$5,090	$4,766	$5,999
Add back:
Non-cash stock-based compensation	1,881	1,209	5,618	3,794
Amortization of purchased intangible assets	345	374	1,034	1,130
Change in fair value of interest rate swap	187	214	(164)	321
Income tax adjustments	(603)	(449)	(1,622)	(1,311)
Non-GAAP net income	$4,396	$6,438	$9,632	$9,933

Non-GAAP earnings per diluted Class A share reconciliation

Earnings per diluted Class A share	$0.14	$0.31	$0.25	$0.37
Add back:
Non-cash stock-based compensation	0.10	0.08	0.30	0.23
Amortization of purchased intangible assets	0.02	0.03	0.05	0.07
Change in fair value of interest rate swap	0.01	0.01	(0.01)	0.02
Income tax adjustments	(0.03)	(0.03)	(0.08)	(0.08)
Non-GAAP earnings per diluted Class A share	$0.24	$0.40	$0.51	$0.61

Shares used in computing earnings per diluted Class A share	16,308	13,487	16,208	13,474

Non-GAAP earnings per diluted Class B share reconciliation

Earnings per diluted Class B share	$0.12	$0.27	$0.21	$0.31
Add back:
Non-cash stock-based compensation	0.08	0.06	0.25	0.20
Amortization of purchased intangible assets	0.02	0.02	0.05	0.06
Change in fair value of interest rate swap	0.01	0.01	(0.01)	0.02
Income tax adjustments	(0.03)	(0.02)	(0.07)	(0.07)
Non-GAAP earnings per diluted Class B share	$0.20	$0.34	$0.43	$0.52

Shares used in computing earnings per diluted Class B share	3,286	3,265	3,283	3,270